Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HUDSON HIGHLAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	59-3547281
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

622 Third Avenue
New York, New York 10017
(212) 351-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard W. Pehlke Executive Vice President and Chief Financial Officer Hudson Highland Group, Inc. 622 Third Avenue New York, New York 10017 (212) 351-7300	with a copy to: Benjamin F. Garmer, III, Esq. Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |_|
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-110765
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Debt Securities	(3)
Common Stock, par value $.001(4)	(3)
Total	$4,999,992	$633.50

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock of the registrant and such indeterminate principal amount of debt securities of the registrant, as shall have an aggregate initial offering price not to exceed $4,999,992. If any debt securities are issued at an original issue discount, then the debt securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this registration statement will equal $4,999,992. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)	Not specified with respect to each class of securities being registered under this registration statement pursuant to General Instruction II.D of Form S-3.
(4)	In addition to any shares of common stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of common stock as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion or exchange of debt securities. No separate consideration will be received for any shares of common stock so issued upon conversion or exchange of debt securities.

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933. The contents of the Registration Statement on Form S-3 (Registration No. 333-110765) and the exhibits thereto, filed by Hudson Highland Group, Inc. with the Securities and Exchange Commission, which was declared effective on December 4, 2003, are incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 17, 2004.

HUDSON HIGHLAND GROUP, INC.
By:	/s/ Jon F. Chait
Jon F. Chait Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Jon F. Chait	Chairman, President, Chief Executive Officer	March 17, 2004
Jon F. Chait	and Director (Principal Executive Officer)
/s/ Richard W. Pehlke	Executive Vice President, Chief Financial Officer and	March 17, 2004
Richard W. Pehlke	Director (Principal Financial and Accounting Officer)
/s/ Ralph L. O'Hara	Vice President, Controller	March 17, 2004
Ralph L. O'Hara	(Principal Accounting Officer)
*	Director	March 17, 2004
John J. Haley
*	Director	March 17, 2004
David G. Offensend
*	Director	March 17, 2004
Nicholas G. Moore
*	Director	March 17, 2004
Rene Schuster
*	Director	March 17, 2004
Jennifer Laing

By:	/s/ Jon F. Chait
Jon F. Chait Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Document Description

(5)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of BDO Seidman, LLP.

(23.2)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).

(24)	Powers of Attorney [Incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-3 (Reg. No. 333-110765)].

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